UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 19, 2011

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 19, 2011, the Board of Directors, serving in its role as the audit committee, of Provectus Pharmaceuticals, Inc. (the "Company"), after consultation with and upon recommendation from management of the Company, concluded that its audited financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2010 (the "Original Form 10-K") and its unaudited financial statements included in the Company's quarterly report on Form 10-Q for the period ending March 31, 2011 (the "Original Form 10-Q") cannot be relied upon due to an error relating to the classification of the Company's outstanding 8% convertible preferred stock (the "Preferred Stock") as temporary stockholders' equity rather than permanent stockholders' equity.  Accordingly, investors should no longer rely upon the Company's previously released financial statements included in the Original Form 10-K and Original Form 10-Q.

The Certificate of Designation for the Preferred Stock provides the holders of Preferred Stock a non-participating liquidation preference upon the liquidation, winding-up or dissolution of the Company or upon the occurrence of a deemed liquidation event.  A deemed liquidation event includes a merger or other corporate reorganization that results in a change in control of the Company or any transaction in which all or substantially all of the Company's assets are sold.  In the Original Form 10-K, the Company believed that redemption of its Preferred Stock could result from a deemed liquidation event that was not under the control of the Company.  As a result, the Preferred Stock was classified as redeemable preferred stock outside of stockholders’ equity on the consolidated balance sheets.  The Company has since determined that the events that would result in a deemed liquidation event are under the control of the Board of Directors.  As a result, at December 31, 2010, the preferred stock has been reclassified from temporary stockholders' equity into permanent stockholders’ equity.

The Company became aware of the error during the course of responding to comments of the U.S. Securities and Exchange Commission to the Original Form 10-K. The Company will restate its previously issued financial statements included in the Original Form 10-K and Original Form 10-Q as soon as practicable.

The Company’s management discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm.

The reclassification of the Preferred Stock will not impact the Company’s overall cash position or cash-based expense for any of the periods previously reported.

Impact on Original Form 10-K

The impact of the reclassification on the affected line items of the Company's audited financial statements included in the Original Form 10-K is set forth below:

Consolidated Balance Sheet
as of December 31, 2010

	As Previously Reported	Adjustments	As Restated

Redeemable preferred stock	$4,122,245	$(4,122,245)	$-
Preferred stock	-	5,390	5,390
Paid-in capital	92,836,053	4,116,855	96,952,908
Total stockholders' equity	6,577,328	4,122,245	10,699,573

In Note 12 to the audited financial statements included in the Original Form 10-K, the Company had shown the effect of reclassifying the Preferred Stock from permanent stockholders' equity to temporary stockholders' equity for the quarterly periods ending March 31, June 30, and September 30, 2010.  As noted above, the Company subsequently determined that the Preferred Stock should be classified as permanent stockholders' equity.  The impact of the reclassification on Note 12 to the audited financial statements included in the Original Form 10-K for each of the quarters in 2010 is set forth below:

Consolidated Balance Sheet
as of March 31, 2010
(unaudited)

	As Previously Reported on Form 10-K	Adjustments	As Restated

Redeemable preferred stock	$7,972,287	$(7,972,287)	$-
Total stockholders' equity	5,809,194	7,972,287	13,781,481

Consolidated Balance Sheet
as of June 30, 2010
(unaudited)

	As Previously Reported on Form 10-K	Adjustments	As Restated

Redeemable preferred stock	$10,181,884	$(10,181,884)	$-
Total stockholders' equity	5,230,178	10,181,884	15,412,062

Consolidated Balance Sheet
as of September 30, 2010
(unaudited)

	As Previously Reported on Form 10-K	Adjustments	As Restated

Redeemable preferred stock	$5,696,481	$(5,696,481)	$-
Total stockholders' equity	7,179,503	5,696,481	12,875,984

Impact on Original Form 10-Q

The impact of the reclassification on the affected line items of the Company's unaudited financial statements included in the Original Form 10-Q is set forth below:

Consolidated Balance Sheet
as of March 31, 2011
(unaudited)

	As Previously Reported	Adjustments	As Restated

Redeemable preferred stock	$3,737,432	$(3,737,432)	$-
Preferred stock	-	4,890	4,890
Paid-in capital	99,234,746	3,732,542	102,967,288
Total stockholders' equity	7,981,370	3,737,432	11,718,802

Forward-Looking Statements

Certain statements in this current report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the public offering of common stock described herein. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in its filings with the Commission. These forward-looking statements represent the Company’s judgment as of the time of this report. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 22, 2011

PROVECTUS PHARMACEUTICALS, INC.

By: /s/ Peter R. Culpepper Peter R. Culpepper Chief Financial Officer and Chief Operating Officer